Exhibit 99.1

Boot Barn Holdings, Inc. Announces Preliminary Q3 Results and

Participation in the ICR Conference 2016

IRVINE, California — January 11, 2016—Boot Barn Holdings, Inc. (NYSE: BOOT) today announced preliminary results for the third quarter of fiscal year 2016 ended December 26, 2015 in preparation for participation in the ICR Conference on Tuesday, January 12, 2016.

Preliminary Results for the Third Quarter of Fiscal Year 2016

Estimated results for the third quarter ended December 26, 2015 were as follows:

•                  Preliminary net sales increased 49% to approximately $194 million;

•                  Opened 5 new stores and completed the rebranding of 19 Sheplers stores;

•                  Preliminary consolidated same store sales (which include e-commerce and Sheplers sales) declined approximately 2.0%, with Boot Barn and Sheplers performing similarly.  This compares with previous third quarter guidance of positive low single digits;

•                  Preliminary adjusted net income per diluted share between $0.43 to $0.44, compared to previous guidance of $0.47 to $0.49.

1) Adjusted net income is a non-GAAP measure. An explanation of the computation of this measure and a reconciliation to GAAP net income is included below. See also “Non-GAAP Financial Measures.”

Jim Conroy, Chief Executive Officer, commented, “During the third quarter we faced increasing headwinds due to the softening of local economies dependent on oil and other commodities, and a challenging retail environment due to unseasonably warm weather in many of our markets.  We also continued to integrate the newly acquired Sheplers business, which is now largely complete, and we feel very good about the acquisition.  The Sheplers e-commerce business achieved solid growth for the quarter.  The nineteen rebranded stores were negative for the quarter as a result of disruption from remodeling construction, and cycling outsized promotional activity in the prior year period.  These stores have turned positive post-Christmas, albeit later than we had anticipated.  On a consolidated basis, our same store sales declined in October and November before improving to nearly flat in December.  Fortunately, we managed our merchandise levels prudently, resulting in a healthy and clean inventory position as we entered the fourth quarter, which is off to a strong start in the first two weeks.”

Mr. Conroy continued, “We are pleased with the double digit growth we were able to achieve in our combined e-commerce channel.  We also feel good about the overall Boot Barn concept as we have continued to experience strong same store sales growth in many of our core markets without significant exposure to commodity prices, including California, Arizona and Nevada.  Finally, we have continued to execute on our growth strategies, further expanding our store footprint, improving the merchandise margin at both Boot Barn and Sheplers stores and increasing our private brand penetration, while further solidifying our position as the largest omni-channel western and work wear retailer in the U.S.”

The company will report actual third quarter fiscal 2016 results on February 2, 2016 and will then update its full year guidance.

ICR Conference 2016

The Company will be presenting at the ICR Conference 2016 held at the JW Marriott Orlando Grande Lakes in Orlando, Florida, on Tuesday, January 12, 2016 at 1:00 pm Eastern Standard Time.

The audio portion of the presentation will be webcast live over the internet and can be accessed under the Investor Relations section at www.investor.bootbarn.com. An online archive will be available for a period of 90 days following the presentation.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of more than 200 work and lifestyle brands. Boot Barn now operates 205 stores in 29 states, in addition to an e-commerce channel, including both www.bootbarn.com and www.sheplers.com. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Non-GAAP Financial Measures

The Company presents adjusted net income and has included a preliminary range of estimated adjusted net income per diluted share to help the Company describe its operating and financial performance. Adjusted net income per diluted share is a non-GAAP financial measure and should not be construed in isolation or as an alternative to actual net income and actual net income per diluted share and other income or cash flow statement data (as presented in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, or GAAP), or as a better indicator of operating performance or as a measure of liquidity. Adjusted net income per diluted share, as defined by the Company, may not be comparable to similar non-GAAP financial measures presented by other companies. The Company’s management believes that adjusted net income per diluted share provides investors with transparency and helps illustrate financial results by excluding items that may not be indicative of, or are unrelated to, the Company’s core operating results, thereby providing a better baseline for analyzing trends in the underlying business. See the table at the end of this press release for a reconciliation of the preliminary adjusted net income per diluted share range to net income per diluted share.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. You can identify forward-looking statements by the fact that they generally include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: the failure to realize the anticipated synergies from the Sheplers acquisition and other risks of integration, declines in consumer spending or changes in consumer preferences and the Company’s ability to effectively execute on its growth strategy; to maintain and enhance its strong brand image; to compete effectively; to maintain good relationships with its key suppliers; and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Investor Contact:
ICR, Inc.
Anne Rakunas / Brendon Frey, 310-954-1113
BootBarnIR@icrinc.com

or

Media Contact:
Boot Barn Media Relations
Jayme Maxwell, 949-453-4400 ext. 428
BootBarnIRMedia@bootbarn.com

Boot Barn Holdings, Inc.

Supplemental Information - Preliminary reconciliation of GAAP to Non-GAAP Financial Measures

We have not yet finalized our financial results for the third quarter of fiscal year 2016 ended December 26, 2015, and the preliminary estimated financial results included below are subject to revision pending the completion of the accounting and financial reporting processes necessary to complete our financial closing procedures and financial statements for the period.

	Thirteen Weeks Ended
	December 26, 2015
(Dollars in millions)	Low	High
Reconciliation of GAAP net income attributed to Boot Barn Holdings, Inc. to preliminary adjusted net income attributed to Boot Barn Holdings, Inc.
Preliminary GAAP net income attributed to Boot Barn Holdings, Inc.	$9.3	9.7
Amortization of inventory fair value adjustment (a)	(0.2)	(0.2)
Acquisition-related integration expenses (b)	3.4	3.4
Loss on disposal of assets and contract termination costs (c)	0.1	0.1
Secondary offering costs (d)	0.3	0.3
Provision for income taxes	6.4	6.6
Adjusted provision for income taxes (e)	(7.8)	(8.1)
Preliminary adjusted net income attributed to Boot Barn Holdings, Inc.	$11.5	11.8
Preliminary adjusted net income per diluted share (based on 26.9 million outstanding shares)	$0.43	$0.44

(a) Represents the amortization of purchase-accounting adjustments that decreased the value of inventory acquired to its fair value.

(b) Represents certain store integration, remerchandising, inventory obsolescence and corporate consolidation costs incurred in connection with the integration of Sheplers, which we acquired in June 2015. Includes an adjustment to normalize the gross margin impact of discontinued inventory from Sheplers.

(c) Represents loss on disposal of assets and contract termination costs from store closures and unused office and warehouse space.

(d) Represents professional fees and expenses incurred in connection with a secondary offering.

(e) The provision for income taxes uses an effective tax rate of 40.6% and applies it to the non-GAAP income before taxes.